UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020

SYSOREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55924	68-0319458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane Suite 175 Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-929-3871

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.

Non-Recourse Factoring and Security Agreement

Effective as June 19, 2020 (the “Effective Date”), Sysorex, Inc. and its wholly-owned subsidiary, Sysorex Government Services, Inc. (collectively, the “Company”), and SouthStar Financial, LLC (“SouthStar”) entered into a Non-Recourse Factoring and Security Agreement (the “Agreement”) pursuant to which SouthStar may purchase receivables from the Company (the “Purchased Receivables”) for a price not to exceed 85% of the face value of the Purchased Receivables or a lesser percentage agreed upon between the Company and SouthStar. In consideration of SouthStar’s purchase of the Purchased Receivables, the Company will pay to SouthStar an amount equal to 0.8% of the face amount of the Purchased Receivables for the first 10-day period after payment for the Purchased Receivables is transmitted to SouthStar plus 0.9% for each additional 10-day period or part thereof, calculated from the date of purchase until payments received by SouthStar in collected funds on the Purchased Receivables equals the purchase price of the Purchased Receivables plus all charges due SouthStar from the Company at the time. An additional 1.0% per 10-day period will be charged for invoices exceeding 60 days from invoice date.

If the Company requires additional funding in order to support its ordinary and necessary business expenses (an “Overadvance”), SouthStar may provide the Overadvance in its sole discretion. If SouthStar provides an Overadvance, the Company will pay to SouthStar an amount equal to 1.6% of the amount of the Overadvance for the first 10-day period after the Overadvance is transmitted to SouthStar plus 1.9% for each additional 10-day period or part thereof until payments received by SouthStar in collected funds equals the amount of the Overadvance, plus all charges due to SouthStar at the time.

The Company will pay a transactional administrative fee in the amount of $50 for each new Purchased Receivable purchased by SouthStar and an amount equal to 0.25% of the face amount thereof for any handling, collecting, mailing, quality assuring, insuring the risk, transmitting, and performing certain data processing services with respect to the maintenance and servicing of the Purchased Receivables.

The Company also agreed that if SouthStar does not purchase during an annual period an amount of Purchased Receivables which exceeds $2,000,000 per calendar year (the “Minimum Amount”), the Company will pay to SouthStar an additional amount equal to what the charges provided for in the Agreement would have been on the Minimum Amount, not to exceed $70,000, less the actual charges paid by the Company to SouthStar during the period.

So long as the Company is not in default under the Agreement, once SouthStar receives payment of the Purchased Receivables, SouthStar will transfer to the Company an amount equal to the difference between the amount of aggregate receipt of payments on the Purchased Receivables, less the sum of (a) the aggregate Purchase Price of such Purchased Receivables, (b) all charges or other amounts or accruals then due SouthStar from the Company, and (c) any reserves SouthStar elects to establish to secure payment of any other Purchased Receivables.

As security for the payment and performance of all of the Company’s present and future obligations to SouthStar under the Agreement, the Company granted to SouthStar a first priority security interest in all of the Company’s presently-owned and hereafter-acquired personal and fixture property.

By executing the Agreement, the Company made certain representations, warranties and covenants and agreed to certain provisions setting forth events of default that are standard for agreements of this type. In case any event of default occurs and is not waived, SouthStar may (i) immediately terminate the Agreement, at which time all amounts due and owing shall immediately become due and payable without notice, institute default pricing on any and all open invoices and retain a reserve account from payments from all the Company’s accounts that are collateral; (ii) take possession of collateral with or without judicial process; (iii) seek to place the Company into receivership, or other applicable state law process, and request a court to appoint a receiver over the Company; (iv) take control of goods relating to any account; and (v) enforce all rights which it may have with respect to the security interest granted to it pursuant to the Agreement, and specifically, not by way of limitation, to notify and require the U.S. Post Office to deliver the Company’s mail to SouthStar, and to open the Company’s mail and take and endorse for deposit in the name of the Company all payments received upon any of the Company’s accounts and to deposit same for benefit of SouthStar. The Company is required to pay to SouthStar all other damages, costs and losses caused to SouthStar by reason of a default, including, but not limited to reasonable attorneys’ fees, court costs, other collection expenses and all other expenses and costs incurred or paid by SouthStar to obtain performance or to enforce any of the Company’s covenants or agreements included in the Agreement. In addition to the charges and other fees and obligations included in the Agreement and due to the additional administrative burden caused by an event of default, the Company also agreed to pay an additional default service charge of 5% of the amount of each account collected by SouthStar following the Company’s default.

The Company has agreed, except in the case of fraud or the willful misconduct of SouthStar, to indemnify and hold SouthStar harmless from all claims asserted against SouthStar subsequent to the Effective Date or the factoring documents, including reasonable legal fees and costs incurred by SouthStar in defense thereof. The Company also agreed to waive every present and future defense, cause of action, counterclaim or setoff, which the Company may now have or hereafter may have, to any action by SouthStar in enforcing the Agreement.

The Company must receive written approval from SouthStar prior to the commencement of any proceeding under any federal, state, or other law relating to bankruptcy, receivership, insolvency, or other debtor relief laws initiated by or against the Company, whether voluntary or involuntary (“Insolvency Proceeding”). If the Company does not receive SouthStar’s written consent prior to the commencement of an Insolvency Proceeding, the Company must consent to and/or join any filing made or position asserted by SouthStar to dismiss the Insolvency Proceeding.

During the Term (as defined below), the Company must carry comprehensive public liability insurance, including property damage, with limits of at least the following: bodily injury $1,000,000 each person, $2,000,000 each occurrence, and property damage $1,000,000 each occurrence. Such insurance policy must name SouthStar as an additional insured and a loss payee for property damage and will be deposited with a paid receipt with SouthStar.

The Agreement is an exclusive agreement. The term of the Agreement began on the Effective Date and will continue for an initial term of 12 months from the first day of the month following the date that the first Purchased Receivable is purchased. Unless terminated by the Company, the Agreement will be renewed every 12 months thereafter. (Together, the initial term and any renewal terms are referred to herein as the “Term.”) If the Agreement is terminated by the Company for any reason whatsoever prior to the expiration of the Term, the Company will pay to SouthStar an early termination fee equal to 50% of the amount of the charges and 100% of other accruals provided for under the Agreement, multiplied by the Minimum Amount, calculated for the period of time that remains on the Term, not to exceed $35,000.

Validity of Collateral Guaranty

On the Effective Date, Zaman Khan, the Chief Executive Officer of Sysorex, Inc., and Vincent Loiacono, the Chief Financial Officer of Sysorex, Inc., each executed a Validity of Collateral Guaranty (the “Guaranty”) in favor of SouthStar. The Guaranty secures each and every obligation and debt of the Company under any and all agreements between the Company and SouthStar including, but not limited to, the Agreement. Upon the occurrence of an event of default under the Agreement or the Guaranty, such event of default shall be deemed an event of default under any and all agreements between the parties, and SouthStar, in its sole discretion, shall be entitled to assert any and all rights and remedies against the Company or the Guarantor. The Company is in discussions with SouthStar to amend the Guaranty to only apply to the extent there is any wrongdoing by the applicable officer; however, the Company cannot provide any assurance that such amendment will be agreed to.

The descriptions of the Agreement and the Guaranty are summaries only, are not intended to be complete, and are qualified in their entirety by reference to the full text of the Agreement and the Guaranty, which are incorporated herein in full.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 2.03, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit 10.1	Non-Recourse Factoring and Security Agreement (including Validity of Collateral Guaranty)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX, INC.

Date: June 25, 2020	By:	/s/ Zaman Khan
	Name:	Zaman Khan
	Title:	Chief Executive Officer